English translation; for reference only

Exhibit 10.5

General Electric Ultrasound Equipment Supply Agreement

This General Electric Ultrasound Equipment Supply Agreement (hereinafter referred to as this “Agreement”) is entered into on March 19, 2003 by and between Beijing Yuande Bio-Medical Engineering Co., Ltd., a limited liability joint stock company established and legally existing under the laws of the People’s Republic of China (hereinafter referred to as the “Company”), and GE (China) Co., Ltd., a foreign-invested investment company established and legally existing under the laws of the People’s Republic of China (hereinafter referred to as “GE”).

Recital

WHEREAS: GE, the Company and the existing shareholders of the Company had signed a Stock Subscription and Purchase Agreement (hereinafter referred to as “Subscription and Purchase Agreement”) on September 23, 2002;

WHEREAS: in accordance with the agreement of the Subscription and Purchase Agreement, the Company agrees, in accordance with the terms and conditions of this Agreement, to purchase exclusively from GE or its Affiliates (as defined in Subscription and Purchase Agreement) any and all ultrasound equipment or other medical imaging equipment (“Equipment”) that, from the perspective of design, is a component of, or for use with, the products of the Company and its Affiliates (“Product”) including but not limited to all equipments used in the Product for positioning, guiding, and image monitoring;

WHEREAS: GE’s performance of its obligations under the Subscription and Purchase Agreement is conditioned upon the Company’s execution of this Agreement;

NOW, THEREFORE, in consideration of the aforesaid premises and the mutual agreements and covenants stipulated herein and in the Subscription and Purchase Agreement, both parties hereby reach the following legally binding agreements:

1. Supply of Ultrasound Equipment

1.1	The Company hereby agrees, in accordance with the terms and conditions of this Agreement, to designate GE and its Affiliates as the exclusive supplier of all Equipments required for the production of the Products. The Company undertakes that, without the prior written consent of GE, (1) the Company is not allowed to purchase any Equipment from any unit or individual other than from GE and its Affiliates, (2) every Product sold by the Company must be installed with the Equipment supplied by GE.

English translation; for reference only

2. Order, Delivery, Price and Payment

2.1	No later than sixty (60) days prior to the date of delivery of each batch of Equipment, the Company shall sign a sales contract with GE regarding such Equipment. In the event the terms of such sales contract conflict with this Agreement, the content of this Agreement shall prevail.

2.2	GE agrees that the price of the Equipment to be sold to the Company shall generally not be higher than the price of the same type of Equipment (depends on the specific sale) to be sold to its distributor at the time a sales contract is entered into between GE or its Affiliates and the Company. The price of the Equipment that is custom made for the Company shall be determined separately by both parties through consultation.

2.3	On the day each sales contract for the relevant Equipment is entered into with GE, the Company shall pay GE, in immediately available fund, fifty percent (50%) of the total contractual price. Three (3) days before the Equipment is dispatched as stipulated by such contract, the Company shall pay GE, in immediately available fund, thirty percent (30%) of the total contractual price. On the day the “Equipment Installation Acknowledgement Receipt Certificate” regarding the Equipment mentioned in such contract (but no later than thirty (30) days after the dispatch of the Equipment) is executed by the Company and GE, the Company shall pay GE, in immediately available fund, twenty percent (20%) of the total contractual price. Once sold, all the Equipment is not returnable, except for exchange of the defective Equipment in accordance with Article 3.2.

2.4	All amount payable under this Agreement shall be calculated and made in Renminbi. In the circumstances where it is permitted by law, upon written agreement between the Company and GE, such amount can also be calculated and paid in other currency.

English translation; for reference only

2.5	Fifteen (15) days after the end of each quarter, the Company shall submit a written report to GE listing the quantity of the Product sold by the Company in the preceding quarter.

3. Warranty and Liability on Quality of Product

3.1	GE warrants that all Equipment it supplies complies with the requirements of the relevant national standard and meets the quality standards as stated in its product manual or other relevant technical information provided to the Company. After both parties to this Agreement specify the model number, specifications and other special requirement in the relevant sales contract, GE shall not assume any applicability warranty relating to the Equipment. In addition, GE does not provide any other warranty on the quality of the Equipment, including but not limited to implied warranty and merchantability warranty.

3.2	GE agrees to provide, free of charge, one year repair service to the Company for the Equipment sold effective from the earlier occurrence of either of the following date: (i) the date when the Equipment is installed in the Product; (ii) on the 90th day after the Equipment is delivered. During the free repair period, GE shall repair or exchange the defective Equipment in accordance with the relevant repair policy then in effect and bear the relevant fees arising out of such repair or exchange. However, the maximum liability that GE bears shall not exceed the total consideration that GE received in respect of such Equipment (excluding value added tax and other taxes). After the end of the free repair period, the Company may enter into an after-sale service agreement with GE or its Affiliates to specify matters relating to after-sale services of the Equipment. GE agrees to provide after-sale service to the Company at preferential price. Such price shall not exceed the lowest price of the after-sale services for products of the same model number of the Equipment provided by GE then in China. GE warrants that professional after-sale services shall be provided by qualified technicians.

3.3	Except otherwise expressly specified in this Agreement, neither party shall be liable to the any of the other party’s direct, special, ancillary, punitive losses, costs, and fees regardless of its nature, including but not limited to loss of income or profit, increase in production cost arising out of the other party’s default, loss incurred due to the inability to enter into a contract with a third party, and other similar causes arising out of this Agreement; neither party shall be liable to the

English translation; for reference only

other party for all losses, costs and fees arising out of any governmental or non-governmental litigation, arbitration, administrative proceedings or petition in connection with this Agreement. The exemption of liability in this Article shall not be affected by the nature of cause of action or cause of petition (including but not limited to breach of contract, tortuous and other legal causes) and it remains valid after the occurrence of default under this Agreement, the failure of the purpose of this Agreement, or the realization of the stipulated remedy of this Agreement.

4. Term and Termination

4.1	This Agreement shall continue to be valid before it is terminated in accordance with the provisions herein. This Agreement may be terminated upon mutual agreement of both parties after consultation.

4.2	If GE makes any changes to any Equipment or suspend the production or supply of any Equipment, GE shall notify the Company ninety days in advance regarding such situation of change, and suspension in production or supply.

4.3	After one hundred and eighty (180) days from the day the shares of the Company held by GE is lower than five percent (5%) of the aggregate number of issued and outstanding ordinary shares of the Company, the Company may notify GE in writing to unilaterally terminate its obligation under Article 1.1 hereunder to exclusively purchase Equipment from GE.

4.4	After this Agreement is terminated, (i) the provisions of Articles 3.3, 4, 5 and 6 of this Agreement shall remain in effect; (ii) payment obligation accrued prior to the date of termination, and obligations to purchase and deliver confirmed by orders of both parties, shall not be affected; (iii) the liability for breach arising out of any party’s act of default that occurred prior to the date of termination shall not be affected.

4.5	If one party is unable to perform all or part of the obligations under this Agreement due to force majeure events that are reasonably beyond its control, such party shall suspend the performance of its obligations during the period of the occurrence of the force majeure events, save and except that such party is at fault in relation to the occurrence of the force majeure events. “Force Majeure Event” includes but is not limited to act of God, earthquake, typhoon, flood, fire, war, plague, civil unrest, events which is imposed by law and regulations after its occurrence as beyond the reasonable control of the party.

English translation; for reference only

5. Confidential Obligations

5.1	In this Agreement, “Confidential Information” shall mean the various clauses of this Agreement and all non-public data and information relating to any party in connection with this Agreement, its business or operation and price determination, price adjustment stipulation, payment terms, quality warranty conditions and all other contractual terms relating to the design, production, use and sale of the relevant Equipment disclosed or provided to the receiving party by the disclosing party or any of its employees or agents. However, Confidential Information shall not include the following information: (i) information that is available to the public without breaching of any confidential obligation of the receiving party; (ii) at the time of disclosure the receiving party may reasonably proof that such information is known or commonly known within the industry; (iii) information that is obtained from sources other than the disclosing party or any of its employees and such information is not restricted by any confidential obligations; (iv) information that is independently developed by the receiving party without referencing the Confidential Information or without breaching this Agreement; (v) information that is expressly authorized by the disclosing party in writing for the permission of such disclosure; or (vi) information that is ordered to be disclosed by any law, regulation, order, requirement, decree of any government or judicial department or authority; however, the receiving party shall promptly notify the disclosing party of such mandatory requirement so that the disclosing party may seek protective judgment in relation to the relevant Confidential Information and to limit the disclosure of the specific Confidential Information only to the extent required by such government or judicial department.

5.2	The parties agree to treat all Confidential Information strictly confidential and without the prior written consent of one party, the other party shall not directly or indirectly use or disclosed any Confidential Information to any person (including its employees), enterprise or company save and except the use and disclosure is necessary for the performance and observance of the provisions hereunder. The parties further agree to establish and maintain a procedure to protect and safeguard the Confidential Information of the disclosing party and agree to procure the same degree of prudent measure in managing the Confidential Information as its own Confidential Information and such standard shall in no event be lower than a reasonable prudent standard.

English translation; for reference only

5.3	The fact that certain Confidential Information may be disclosed in accordance with this provision shall not release the confidential obligation of the receiving party in preserving the confidentiality of such Confidential Information in other manner.

5.4	The obligations of both parties under this Article shall remain valid after the termination of this Agreement.

6. General Provisions

6.1	All notices, petitions, claims, requests and other communications under this Agreement shall be made in writing and shall be sent by personal delivery, facsimile or registered mail or postal mail (by prepaid postal mail, receipt requested) (it shall be deemed formally delivered at the time it is received) to the address as stated in Article 10.02 of the Subscription and Purchase Agreement by both parties.

6.2	Except as otherwise specified in this Agreement, amendments can only be made in writing after it is signed by both parties to this Agreement. The party waiving its right may do so in the form of signing a waiver document unilaterally waiving such right under this Agreement.

6.3	Failure or delay of either party in exercising any right, power or privilege shall not constitute a wavier of such party’s right, power or privilege. Individual or partial exercise of certain right, power or privilege shall not exclude the further exercise of such right, power or privilege in other manner and shall not exclude its exercise of any other right, power and privilege. The right and remedy stipulated under this Agreement is cumulative, and it shall not exclude any other right or remedy stipulated by laws and regulations.

6.4	If, in accordance with any laws or public policy, any of this Agreement’s terms or other provisions are invalid, then as long as, in relation to any party, the economic or legal substance of the transaction stipulated by this Agreement are not subject to material adverse effect in any forms, all other terms and provisions of this Agreement shall remain in full force and effect. When any term or other provision is determined to be invalid, illegal or unenforceable, parties to this

English translation; for reference only

Agreement shall negotiate in good faith to amend this Agreement, so as to materialize the original intents of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

6.5	This Agreement and the Subscription and Purchase Agreement constitute the entire agreement between the parties to this Agreement with respect to the content of this Agreement. All written and oral agreement and undertakings made prior to this Agreement and Subscription and Purchase Agreement shall be superseded. This Agreement is not assignable. However, GE may assign this Agreement or any right and obligation under this Agreement to one or more Affiliates of GE without the consent of the Company. If GE assigns the obligations under this Agreement to its Affiliates, GE shall continue to be liable for the obligations that such Affiliates fail to perform.

6.6	This Agreement shall be governed by and construed in accordance with the laws of China.

6.7	Any dispute arising out of the execution of, or relating to, this Agreement shall be resolved in accordance with Article 10.11 of the Subscription and Purchase Agreement.

6.8	Unless it is otherwise stated, the terms being underlined in this Agreement shall have the meaning given to it by the relevant clauses within this Agreement.

6.9	This Agreement is executed in Chinese and it can be separately executed and delivered (including through facsimile) in one or more counterparts. Each of the counterparts when executed shall be deemed to be an original. All counterparts taken together shall constitute one and the same agreement.

[Next page is execution page]

English translation; for reference only

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Beijing Yuande Bio-Medical Engineering Co., Ltd.

Signed by:	/s/ [and chopped]
Name:	Wu Xiaodong
Position:	General Manager

GE (China) Co.,Ltd.

Signed by:	/s/ Chen Chih
Name:	Chen Chih
Position:	President
GE (China) Co., Ltd. – Medical Group

English translation; for reference only

Exhibit 10.5

General Electric Ultrasound Equipment Supply Agreement

Amendment Agreement

This amendment agreement (hereinafter referred to as this “Agreement”) is executed on November 16, 2004 by and between Beijing Yuande Bio-Medical Engineering Co., Ltd., a limited liability company established and legally existing under the laws of the People’s Republic of China (hereinafter referred to as the “Company”), and GE (China) Co., Ltd., a foreign-invested investment company established and legally existing under the laws of the People’s Republic of China (hereinafter referred to as “GE”).

Recital

WHEREAS: GE and the Company had executed a “General Electric Ultrasound Equipment Supply Agreement” (hereinafter referred to as the “Supply Agreement”) on March 19, 2003;

WHEREAS: because the Company intends to undergo re-organization and overseas listing, GE needs to transfer to an offshore affiliate company of GE the equity interest in the Company held by GE;

WHEREAS: both parties agree to make appropriate amendments to the Supply Agreement due to the Company’s re-organization and the equity transfer by GE.

NOW, THEREFORE, in consideration of the aforesaid premises and the mutual agreements and covenants stipulated in this Agreement and in the Supply Agreement, both parties hereby reach the following legally binding agreements:

1. Article 4.3

Article 4.3 of the Supply Agreement shall be replaced in its entirety by the following: “After one hundred and eighty (180) days from the day on which GE and its Affiliates directly or indirectly through one or more intermediate entities hold less than 5% of all of the Company’s equity interest or outstanding issued shares, the Company may give written notification to GE and unilaterally terminate its obligation under Article 1.1 of this Agreement to exclusively purchase Equipment from GE or its Affiliates[; except the cases whereby the direct or indirect holding, by GE and its Affiliates, of less than 5% of all of the Company’s equity interest or outstanding issued shares is caused by the fact that the Company or entities controlling the Company increase capital or issue new shares.]”

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English translation; for reference only

2. Entire Agreement

2.1	This Agreement constitutes the entire agreement reached by both parties regarding this Agreement’s main issues, and supersedes all written and oral agreements and undertakings previously reached by both parties regarding this Agreement’s main issues. Unless amended by this Agreement, the Supply Agreement shall remain to be fully effective.

3. Severability

If, in accordance with any laws or public policy, any of this Agreement’s terms or other provisions are invalid, then as long as, in relation to any party, the economic or legal substance of the transaction stipulated by this Agreement are not subject to material adverse effect in any forms, all other terms and provisions of this Agreement shall remain in full force and effect. When any term or other provision is determined to be invalid, illegal or unenforceable, parties to this Agreement shall negotiate in good faith to amend this Agreement, so as to materialize the original intents of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

4. Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the People’s Republic of China (without consideration to the provision regarding the conflict of laws). Any dispute relating to or arising from this Agreement shall be resolved in accordance with Article 6.7 of the Supply Agreement.

5. Counterparts

This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts and separately executed by the various parties thereto. Each of the counterparts when executed shall be deemed to be an original. All counterparts taken together shall constitute one and the same agreement.

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English translation; for reference only

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Beijing Yuande Bio-Medical Engineering Co., Ltd.

Signed by:	/s/ Wu Xiaodong
Name:	Wu Xiaodong
Position:	Chairperson

GE (China) Co.,Ltd.

Signed by:	/s/ Chen Chih
Name:	Chen Chih
Position:	President
GE (China) Co., Ltd. – Medical Group

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